AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2001   REG.
                                     NO.  __


                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                    _________________________________________
                                    FORM  S-8
                             REGISTRATION  STATEMENT
                                      UNDER
                           THE  SECURITIES  ACT  OF  1933
                       ___________________________________
                               KAIRE  HOLDINGS  INC.
             (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)
     DELAWARE                                        13-3367421
(STATE  OR  OTHER  JURISDICTION  OF                                   (I.R.S.
EMPLOYER
INCORPORATION  OR ORGANIZATION)                              IDENTIFICATION NO.)

                           1429  SOUTH  ROBERTSON  BLVD.
                          LOS  ANGELES,  CALIFORNIA  90035
                                 (310)  273-5181
                    (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
                ________________________________________________

                     AMENDED  2001  EMPLOYEE  COMPENSATION  PLAN
                              (FULL  TITLE  OF  PLAN)
                        ________________________________

                                 STEVE  WESTLUND
                                    PRESIDENT
                           1429  SOUTH  ROBERTSON  BLVD.
                          LOS  ANGELES,  CALIFORNIA  90035
                                 (310)  273-5181
           (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE  OF  AGENT  FOR  SERVICE)

                                    COPY  TO:
                              OWEN  NACCARATO,  ESQ.
                           19600  FAIRCHILD,  SUITE  260
                                IRVINE,  CA  92612
                                 (949)  851-9261



                               CALCULATION OF REGISTRATION FEE
                               -------------------------------


Title of securities
to be registered                    Proposed maximum  Proposed maximum
                      Amount to be  offering price    Aggregate offering    Amount of
                      Registered    per share          Price                Registration fee
                      ------------  -----------------  -------------------  -----------------

Common Stock            12,166,666  $0.01               $121,667
($.001 par value)                                                           $ 30.42
--------------------                                                        -----------------



--------------------
-----------------








ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE AMOUNT OF REGISTRATION FEE AND PURSUANT TO RULES 457(C) AND 457 (H) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1993, BASED UPON THE AVERAGE OF THE BID AND ASKED PRICES PER SHARE OF THE REGISTRANT'S COMMON STOCK REPORTED BY THE OTC NASDAQ STOCK MARKET ON DECEMBER 17, 2001.












                                EXPLANATORY  NOTE

     THIS REGISTRATION STATEMENT REGISTERS OFFERS AND SALES OF SHARES OF COMMON STOCK, ISSUABLE UPON THE EXERCISE OF OPTIONS GRANTED UNDER OUR AMENDED 2001 STOCK COMPENSATION PLAN, THAT MAY INCLUDE SHARES THAT CONSTITUTE "CONTROL SECURITIES" UNDER GENERAL INSTRUCTION C TO FORM S-8. THESE CONTROL SECURITIES MAY BE OFFERED AND SOLD ON A CONTINUOUS OR DELAYED BASIS IN THE FUTURE UNDER RULE 415 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

     THIS REGISTRATION STATEMENT CONTAINS TWO PARTS. THE FIRST PART CONTAINS AN "OFFER PROSPECTUS" PREPARED IN ACCORDANCE WITH PART I OF FORM S-3 (IN ACCORDANCE WITH INSTRUCTION C OF FORM S-8). THE SECOND PART CONTAINS INFORMATION REQUIRED IN THE REGISTRATION STATEMENT PURSUANT TO PART II OF FORM S-8.

                                OFFER  PROSPECTUS

                               KAIRE  HOLDINGS  INC.

                        12,166,666  SHARES  OF  COMMON  STOCK
                 UNDER  THE  AMENDED  2001  STOCK  COMPENSATION  PLAN
                             OF  KAIRE  HOLDINGS  INC.


         THE SHARES WE ARE REGISTERING ARE EITHER CURRENTLY HELD BY OR WILL BE ISSUED TO CERTAIN OF OUR STOCKHOLDERS, EMPLOYEES AND CONSULTANTS UPON THE EXERCISE OF STOCK OPTIONS OR THE ISSUANCE OF SHARES GRANTED UNDER OUR AMENDED 2001 EMPLOYEE COMPENSATION PLAN. WE WILL PAY THE EXPENSES OF REGISTERING THE SHARES.


         OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD UNDER THE SYMBOL "KAHI." ON DECEMBER 12, 2001, THE CLOSING PRICE OF OUR COMMON STOCK WAS $0.0041 PER SHARE.


         YOU SHOULD CAREFULLY CONSIDER THE "RISKS FACTORS" SECTION BEGINNING ON PAGE 8 OF THIS OFFER PROSPECTUS.


         THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS
DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                   THE  DATE  OF  THIS  OFFER  PROSPECTUS  IS DECEMBER 17, 2001.


TABLE  OF  CONTENTS


ABOUT Kaire Holdings Inc                            5
RISK FACTORS                                        7
PROCEEDS FROM SALE OF THE SHARES                   11
SELLING STOCKHOLDERS                               11
HOW THE SHARES MAY BE DISTRIBUTED                  12
LEGAL                                              14
EXPERTS                                            14
WHERE YOU CAN FIND MORE INFORMATION                14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE  14
INDEMNIFICATION OF DIRECTORS AND DIRECTORS         15

                               PROSPECTUS  SUMMARY

     THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE MORE DETAILED INFORMATION CONTAINED IN THIS PROSPECTUS AND ALL OTHER INFORMATION, INCLUDING THE FINANCIAL INFORMATION AND STATEMENTS WITH NOTES, REFERRED TO IN THIS PROSPECTUS AS DISCUSSED IN THE "WHERE YOU CAN FIND MORE INFORMATION" SECTION OF THIS PROSPECTUS.

THE  COMPANY

HEADQUARTERED  IN  LOS  ANGELES,  CALIFORNIA,  KAIRE'S  PRINCIPLE  BUSINESS  IS
PROVIDING SPECIALIZED PHARMACY CARE TO SENIORS LIVING IN EXTENDED CARE FACILITIES AND HIV PATIENTS.

THE  COMPANY  PRINCIPALLY  HAS  INTERESTS  IN  THREE  COMPANIES:

     .     YESRX
     .     CLASSIC  CARE
     .     STASON  BIOTECH

YESRX:
-----

YESRX.COM BEGAN OPERATIONS IN NOVEMBER 1999 AS AN INTERNET BASED PHARMACY THAT PROVIDED A FULL RANGE OF PHARMACY SERVICES COMBINED WITH OVER THE COUNTER DRUG STORE PRODUCTS AND EXTENSIVE HEALTH RELATED INFORMATION AND CONTENT DIRECTED AT THE SENIOR MARKET SEGMENT. KAIRE HAS SCALED BACK ITS YESRX.COM E-COMMERCE OPERATIONS TO FOCUS MAINLY ON PROVIDING HEALTHCARE INFORMATION.


CLASSIC  CARE  PHARMACY:
---------------------

IN 1997, CLASSIC CARE PHARMACY BEGAN OPERATIONS AS A PROVIDER OF SPECIALIZED PHARMACY CARE FOR RETIRED SENIORS LOCATED THROUGHOUT LOS ANGELES AND ORANGE COUNTIES IN CALIFORNIA. SINCE THAT TIME, CLASSIC CARE HAS STEADILY INCREASED THE NUMBER OF FACILITIES AND PATIENTS IT SERVES. THE INTENTION IS TO SPIN-OFF CLASSIC CARE PHARMACY. AT THE ANNUAL STOCKHOLDER'S MEETING, ON JANUARY 31, 2002 SHAREHOLDERS WILL BE ASKED TO APPROVE A SPIN-OFF OF CLASSIC CARE PHARMACY AS A
SEPARATE  PUBLIC  COMPANY.   THE  PROPOSAL  IS  AS  FOLLOWS.

SINCE 1999, KAIRE HAS BEEN SERVING THE HIV COMMUNITY THROUGH ITS HEALTH ADVOCATE PROGRAM ("HAP"). IN MAY OF 2000, KAIRE ACQUIRED LOS ANGELES-BASED CLASSIC CARE PHARMACY, WHICH PROVIDES SPECIALIZED PHARMACY CARE SERVICES TO BED AND BOARD FACILITIES THROUGHOUT LOS ANGELES AND ORANGE COUNTIES IN CALIFORNIA. AT THE TIME OF THE CLASSIC CARE ACQUISITION, THE HAP PROGRAM WAS IN ITS INFANCY AND WAS EASILY ADSORBED BY THE CLASSIC CARE OPERATIONS. THE HAP PROGRAM HAS GROWN STEADILY AND HAS BECOME A BURDEN ON THE CLASSIC CARE PHARMACY, WHICH IS STRUCTURED TO PROVIDE SERVICES AND PHARMACEUTICALS FOR A DIFFERENT TYPE OF CLIENT BASE. BY SPINNING OFF CLASSIC CARE, THE KAIRE HOLDINGS HOPES TO ACHIEVE;
1) A MORE EFFICIENT OPERATION IN BOTH BUSINESS LINES, 2) THE ABILITY TO GROW FASTER AND HANDLE THE GROWTH DUE TO THE EXPECTED EFFICIENCIES TO BE ACHIEVED, AND 3) A WAY TO MEET THE INTENDED OBLIGATIONS OF THE ORIGINAL ACQUISITION THAT WILL BENEFIT BOTH KAIRE SHAREHOLDERS AND THE CLASSIC CARE SHAREHOLDERS.

UNDER THIS PROPOSED SPIN-OFF, CLASSIC CARE WOULD HAVE 11,100,000 SHARES OF STOCK. CLASSIC CARE PRIOR SHAREHOLDERS WOULD OWN 54%, OR 6,000,000 SHARES. KAIRE HOLDINGS WOULD OWN 35%, OR 3,900,000 SHARES. OF THE 3,900,000 SHARES THAT WILL BE OWNED BY KAIRE IN CLASSIC CARE, 1.9 MILLION SHARES WILL BE DISTRIBUTED DIRECTLY TO THE SHAREHOLDERS BASED ON THE PERCENTAGE OF OWNERSHIP OF EACH SHAREHOLDER IN KAIRE HOLDINGS. THE OFFICERS OF KAIRE HOLDINGS AND THE PRIOR SHAREHOLDERS OF CLASSIC CARE PHARMACY WILL RECEIVE 7% OR 800,000 SHARES. THE REMAINING 4%, OR 400,000 SHARES WILL BE RESERVED FOR A CLASSIC CARE EMPLOYEE STOCK OPTION PLAN.


STASON  LABS:
-----------

IN MAY OF 2000, KAIRE SIGNED A LETTER OF INTENT WITH STASON USA, INC, WHICH OUTLINED A PLAN TO MERGE OUR EZ-TRAC/IPS LABORATORY BUSINESS WITH A SIMILAR BUSINESS OF STASON'S. THE PLAN ALSO CALLED FOR THE RELOCATION OF OUR LABORATORY OPERATIONS TO STASON'S FACILITIES IN IRVINE, CALIFORNIA. KAIRE COMPLETED THE MOVE OF OUR LABORATORY BUSINESS IN MAY 2000 AND HAVE SUBSEQUENTLY INTEGRATED THOSE OPERATIONS WITH STASON'S.

STASON BIOTECH INITIALLY WILL BE ENGAGED IN THE RESEARCH AND DEVELOPMENT OF COMPOUNDS AND TESTING MEASURES FOR THE TREATMENT OF PATHOGENIC VIRAL INFECTIONS AND OTHER MEDICAL APPLICATIONS RELATED TO SOLID FORM PRESCRIPTION DRUG FORMATION AS WELL AS PROVIDING CONTRACT RESEARCH AND DEVELOPMENT SERVICES TO MANUFACTURERS OF PHARMACEUTICAL DRUGS. THE INITIAL INTENTION WAS TO SPIN A PORTION OF STASON BIOTECH TO KAIRE SHAREHOLDERS, HOWEVER, THE DOWNTURN IN THE ECONOMY HAS PUT THIS PLAN ON HOLD.


IMPORTANT  EVENTS  AND  ACCOMPLISHMENTS


ON NOVEMBER 1, 2001, KAIRE HOLDINGS ENTERED INTO AN AGREEMENT WITH THE ORIGINAL CLASSIC CARES OWNERS, PENDING SHAREHOLDER APPROVAL, WHEREBY KAIRE WILL ASSIGN APPROXIMATELY FIFTY FOUR PERCENT (54%) OWNERSHIP OF THE CLASSIC CARE PHARMACY ("CC") BACK TO THE ORIGINAL OWNERS OF THE CC PHARMACY, WITH KAIRE RETAINING APPROXIMATELY 35% OF THE EQUITY IN CC. IN CONSIDERATION OF THE ASSIGNMENT, ALL AMOUNTS DUE THE CC PRIOR OWNERS WILL BE DEEMED SATISFIED WITH THE EXCEPTION OF A ONE YEAR 4% CONVERTIBLE NOTE (THE "NOTE") IN THE AMOUNT OF USD $2,000,000.00
THAT  THE  CC  OWNERS  AGREE  TO  HOLD.  THE  NOTE  WILL  MATURE  ONE YEAR HENCE
("MATURITY DATE"), AND IF NOT PAID WHEN DUE, KAIRE WILL HAVE THE OPTION TO RETURN 2,000,000 OF ITS SHARES OF CLASSIC CARE TO THE NOTE HOLDERS IN SETTLEMENT OF THE NOTE. INTEREST WILL BE PAYABLE WITHIN 30 DAYS OF THE MATURITY DATE IN CASH OR IN KAIRE COMMON STOCK.

KAIRE INTENDS TO DIVIDEND TO KAIRE SHAREHOLDERS APPROXIMATELY 49% OF ITS POSITION IN CC. KAIRE HOLDINGS.

IF KAIRE IS UNSUCCESSFUL IN OBTAINING THE REQUIRED SHAREHOLDER APPROVAL FOR THE SPIN-OFF, KAIRE WILL RETURN 85% OWNERSHIP OF CLASSIC CARE (THE "FORECLOSURE SHARES") BACK TO THE CC OWNERS AS AN ACCORD AND SATISFACTION OF THE DEBT OWED BY KAIRE TO THE CC OWNERS. IN ADDITION, THE CC OWNERS SHAREHOLDERS WILL CANCEL ANY AMOUNTS DUE THEM BY KAIRE. THE SHAREHOLDER APPROVAL DATE SHALL BE NO LATER THAN FEBRUARY 9, 2002.


STRATEGIC  VISION

     SINCE 1999, KAIRE HAS BEEN SERVING THE HIV COMMUNITY THROUGH ITS HEALTH ADVOCATE PROGRAM ("HAP"). IN MAY OF 2000, KAIRE ACQUIRED LOS ANGELES-BASED CLASSIC CARE PHARMACY, WHICH PROVIDES SPECIALIZED PHARMACY CARE SERVICES TO BED AND BOARD FACILITIES THROUGHOUT LOS ANGELES AND ORANGE COUNTIES IN CALIFORNIA. AT THE TIME OF THE CLASSIC CARE ACQUISITION, THE HAP PROGRAM WAS IN ITS INFANCY AND WAS EASILY ADSORBED BY THE CLASSIC CARE OPERATIONS. THE HAP PROGRAM HAS GROWN STEADILY AND HAS BECOME A BURDEN ON THE CLASSIC CARE PHARMACY, WHICH IS STRUCTURED TO PROVIDE SERVICES AND PHARMACEUTICALS FOR A DIFFERENT TYPE OF CLIENT BASE. BY SPINNING OFF CLASSIC CARE, THE KAIRE HOLDINGS HOPES TO ACHIEVE;
1) A MORE EFFICIENT OPERATION IN BOTH BUSINESS LINES, 2) THE ABILITY TO GROW FASTER AND HANDLE THE GROWTH DUE TO THE EXPECTED EFFICIENCIES TO BE ACHIEVED, AND 3) A WAY TO MEET THE INTENDED OBLIGATIONS OF THE ORIGINAL ACQUISITION THAT WILL BENEFIT BOTH KAIRE SHAREHOLDERS AND THE CLASSIC CARE SHAREHOLDERS.

                                  RISK  FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR SECURITIES. IF ANY OF THE FOLLOWING RISKS WERE TO ACTUALLY OCCUR, OUR BUSINESS WOULD LIKELY SUFFER. CONSEQUENTLY, THE PRICE OF OUR COMMON STOCK COULD DECLINE, AND INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN OUR COMMON STOCK.

RISKS  RELATING  TO  OUR  BUSINESS:

WE  HAVE  A LIMITED HISTORY OF OWNING AND OPERATING OUR ACQUIRED BUSINESSES ON A
--------------------------------------------------------------------------------
CONSOLIDATED  BASIS,  WHICH  COULD  RESULT  IN  INEFFECTIVE  MANAGEMENT OF THESE
--------------------------------------------------------------------------------
BUSINESSES.
-----------

SINCE 1986, WE HAVE CHANGED OUR BUSINESS FOCUS ON SEVERAL OCCASIONS. THE MOST RECENT CHANGE OCCURRED IN MAY OF 2000, WHEN WE FOCUSED OUR RESOURCES ON THE SPECIALTY PHARMACY SECTOR OF THE PRESCRIPTION DRUG BUSINESS. PRIOR TO THIS DATE, KAIRE OPERATED AS A GENERAL RETAIL ONLINE PHARMACY, MARKETING AND SELLING A WIDE ARRAY OF PRESCRIPTION MEDICATIONS TO THE PUBLIC THROUGH ITS YESRX.COM WEBSITE. THEREFORE, YOU SHOULD TAKE INTO ACCOUNT THE FACT THAT KAIRE HAS LESS THAN ONE YEAR OF OPERATING HISTORY AND EXPERIENCE IN ITS CORE SPECIALTY PHARMACY BUSINESS.

WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE AND CONTINUED LOSSES COULD RESULT IN OUR INABILITY TO FUND BUSINESS OPERATIONS AND CAUSE OUR STOCK PRICE TO DECLINE.

WE HAVE INCURRED CONSISTENT QUARTERLY NET LOSSES. FURTHER, WE CANNOT GUARANTEE OUR CURRENT BUSINESS WILL CONTINUE TO GENERATE PROFITS IN THE FUTURE.

HERE IS A LIST OF SOME OF THE FACTORS THAT MAY AFFECT THE FUTURE PROFITABILITY OF OUR BUSINESS:

     .     IT  IS  LIKELY THAT WE WILL HAVE TO ALLOCATE SIGNIFICANT CASH FLOW TO
     MARKETING  EFFORTS  TO  ACQUIRE  NEW  CUSTOMERS.

     .     THERE  IS  A  NATIONAL SHORTAGE OF PHARMACISTS, WHICH MAY NECESSITATE
     HIGHER  PROFESSIONAL  PERSONNEL  COSTS.

     . TRADITIONALLY, THE PROFIT MARGINS ON MANY OF THE PRODUCTS WE SELL ARE LOW. IN MANY CASES, GROSS MARGINS MAY BE AS LOW AS 2-3%. THEREFORE, IF A SUBSTANTIAL PORTION OF OUR REVENUE BASE INCLUDES LOW MARGIN PRODUCTS, THE PROFITS FROM OTHER HIGH MARGIN PRODUCTS MAY BE NEGATED ALTOGETHER. . IN THE PAST, WE HAVE ALLOCATED SIGNIFICANT PORTIONS OF OUR OPERATING PROFITS TO PAY DEBT. IF THIS PATTERN CONTINUES, OUR NET PROFITS MAY BE AFFECTED.

     . TRADITIONALLY, THERE IS A DIFFERENCE IN TIME BETWEEN WHEN WE HAVE TO PAY OUR SUPPLIERS FOR PRODUCT AND THE TIME WE GET PAID FROM OUR CUSTOMERS. THIS PATTERN OFTEN CAUSES US TO CARRY SIGNIFICANT AMOUNTS OF OUR REVENUES AS ACCOUNTS RECEIVABLE. IF WE HAVE DIFFICULTY COLLECTING THESE RECEIVABLES, THEN WE MAY HAVE TO ALLOCATE OUR OPERATING PROFITS TO PAY SUPPLIERS, WHICH MAY RESULT IN OUR NET PROFITS BEING PARTIALLY OR ENTIRELY ERODED.


WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL TO FUND OUR OPERATIONS AND, AS A
--------------------------------------------------------------------------------
RESULT,  WE  MAY  CUT  BACK  OR  DISCONTINUE  OPERATIONS  OR  LIMIT OUR BUSINESS
--------------------------------------------------------------------------------
STRATEGIES.
-----------

WHILE WE WILL NEED SIGNIFICANT ADDITIONAL CAPITAL IN THE NEAR FUTURE, WE MAY BE UNABLE TO OBTAIN FUNDING FOR OUR OPERATIONS ON FAVORABLE TERMS, OR AT ALL. IF ADEQUATE FUNDS ARE NOT AVAILABLE, WE MAY BE REQUIRED TO CUT BACK OR DISCONTINUE ONE OR MORE OF OUR PRODUCT INTRODUCTIONS, SALES, MARKETING OR DISTRIBUTION PROGRAMS OR PLANS; OR REDUCE OPERATING EXPENSES, OR ATTEMPT TO OBTAIN FUNDS THROUGH STRATEGIC ALLIANCES THAT MAY REQUIRE US TO RELINQUISH RIGHTS TO ONE OR MORE OF OUR TECHNOLOGIES OR PRODUCTS.

OUR  FUTURE  CAPITAL  REQUIREMENTS  WILL  DEPEND  ON  MANY  FACTORS,  INCLUDING:

     .     THE  PROGRESS  OF  OUR  PRODUCT  INTRODUCTIONS,  SALES, MARKETING AND
     DISTRIBUTION  EFFORTS;

     .     THE  SCOPE  AND  RESULTS  OF CLINICAL TRIALS RELATED TO OUR PRODUCTS;

     .     THE  PROGRESS  IN  FILING  FOR  AND  OBTAINING  REGULATORY APPROVALS;

     .     THE  RATE  OF  TECHNOLOGICAL  ADVANCES;

     .     THE  MARKET  ACCEPTANCE  OF  OUR  PRODUCTS;

     .     THE  LEVELS  OF  ADMINISTRATIVE  AND  LEGAL  EXPENSES;  AND
     COMPETITIVE  PRODUCTS.

     .     CURRENT  NEGOTIATIONS  CONCERNING  THE RESTRUCTURING OF THE DEBT OWED
     CLASSIC  CARE  SHAREHOLDERS.

IN ADDITION, FUTURE FINANCING MAY BE INCREASINGLY DIFFICULT TO OBTAIN DUE TO SUCH FACTORS AS OUR LIMITED OPERATING HISTORY AND RESULTS, THE LEVEL OF RISK ASSOCIATED WITH OUR BUSINESS AND BUSINESS PLANS, INCREASES IN OUR VULNERABILITY TO GENERAL ECONOMIC CONDITIONS, AND INCREASED STOCKHOLDER DILUTION. DEBT FINANCING, IF AVAILABLE, MAY HAVE SEVERAL NEGATIVE EFFECTS ON OUR FUTURE OPERATIONS, INCLUDING:

     .     A  PORTION  OF  OUR  CASH  FLOW  FROM OPERATIONS WILL BE DEDICATED TO
PAYMENT
     OF PRINCIPAL AND INTEREST AND THIS WOULD REDUCE THE FUNDS AVAILABLE FOR OPERATIONS AND CAPITAL EXPENDITURES;

     .     INCREASED  DEBT BURDENS WILL SUBSTANTIALLY INCREASE OUR VULNERABILITY
TO
     ADVERSE  CHANGES  IN  GENERAL  ECONOMIC  AND  COMPETITIVE  CONDITIONS;  AND

     .     WE  MAY BE SUBJECT TO RESTRICTIVE DEBT COVENANTS AND OTHER CONDITIONS
IN
     OUR DEBT INSTRUMENTS THAT MAY LIMIT OUR CAPITAL EXPENDITURES, LIMIT OUR EXPANSION OR FUTURE ACQUISITIONS, AND RESTRICT OUR ABILITY TO PURSUE OUR BUSINESS STRATEGIES.


WE  DEPEND  ON  KEY  EMPLOYEES FOR OUR SUCCESS AND THE LOSS OF OUR KEY EMPLOYEES
--------------------------------------------------------------------------------
COULD  LIMIT  OUR  SUCCESS.
---------------------------

OUR EXECUTIVE TEAM CONSISTS OF THE FOLLOWING PERSONS: KAIRE CEO STEVEN R. WESTLUND, KAIRE PRESIDENT MARK L. BAUM, AND CLASSIC CARE PRESIDENT JOEL RUBENSTEIN, AS WELL AS OUR HEALTH ADVOCATE TEAM AND TECHNICAL STAFF. THESE PERSONS PROVIDE US WITH A UNIQUE SERVICE RESULTING FROM THEIR SPECIAL KNOWLEDGE, BUSINESS SKILLS, AND ESTABLISHED BUSINESS RELATIONSHIPS THAT MATERIALLY BENEFIT US. IF ONE OF MORE OF THESE PERSONS WERE TO LEAVE US, WE MAY NOT BE ABLE TO REPLACE THEIR SERVICES, AND THE BUSINESS COULD BE MATERIALLY AND ADVERSELY
AFFECTED. THEREFORE, WE ARE HIGHLY DEPENDENT UPON THE CONTINUED SERVICES OF THESE INDIVIDUALS. TO DATE, WE HAVE NOT SOUGHT TO OBTAIN ANY KEY MAN LIFE
INSURANCE COVERAGE INSURING THE LIFE OF ANY OF THESE PERSONS. WE DO NOT ANTICIPATE OBTAINING SUCH COVERAGE IN THE FORESEEABLE FUTURE.


INTENSE COMPETITION IN SPECIALTY PHARMACY BUSINESS COULD PREVENT US FROM INCREASING OR SUSTAINING REVENUES OR ACHIEVING OR SUSTAINING PROFITABILITY.

WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN OUR BUSINESSES DUE TO THE FACT THAT
--------------------------------------------------------------------------------
MANY  OF  OUR  COMPETITORS  ARE  BETTER-FINANCED  COMPANIES THAT POSSESS GREATER
--------------------------------------------------------------------------------
ACCESS  TO  NECESSARY  RESOURCES,  AND  WHO  HAVE BEEN IN THE SPECIALTY PHARMACY
--------------------------------------------------------------------------------
BUSINESS  FOR  A  SIGNIFICANTLY  LONGER  PERIOD  OF  TIME  THAN  US.
--------------------------------------------------------------------


SOME  OF  OUR  COMPETITORS  IN  THE  SPECIALTY  PHARMACY  BUSINESS  ARE:

     .     CVS  PROCARE
     .     PRIORITY  PHARMACY
     .     WALGREENS
     .     RITE-AID

ALTHOUGH WE ARE ATTEMPTING TO ESTABLISH OURSELVES AS A PROVIDER OF SPECIALIZED PHARMACY CARE PRODUCTS AND SERVICES TO SELECTED NICHE MARKETS, NO ASSURANCE CAN BE GIVEN THAT OUR COMPETITORS WILL NOT USE THEIR MANY ADVANTAGES OVER US, AND MORE DIRECTLY PURSUE THE CUSTOMERS WE ARE ATTEMPTING TO ACQUIRE AND THOSE WHO WE HAVE ALREADY ACQUIRED. AS PREVIOUSLY DISCUSSED ABOVE, THESE COMPETITORS MAY
HAVE GREATER FINANCIAL RESOURCES, STRONGER MANAGEMENT RESOURCES AND A BETTER ABILITY TO ENHANCE THEIR SHARE OF THE MARKET.

WE CANNOT PROVIDE INVESTORS WITH ANY ASSURANCES THAT OUR COMPETITORS WILL NOT GAIN GREATER MARKET SHARE AT OUR EXPENSE, AND IF THEY DO, THAT COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS.

FUNDING  FOR  OUR  CAPITAL  NEEDS IS NOT ASSURED, AND WE MAY HAVE TO CURTAIL OUR
--------------------------------------------------------------------------------
BUSINESS  IF  WE  CANNOT  FIND  ADEQUATE  FUNDING.
--------------------------------------------------

ALTHOUGH WE ARE EXPLORING THE POSSIBILITIES OF ADDITIONAL FINANCING WITH THE LAURUS MASTER FUND, LTD., WE CURRENTLY HAVE NO LEGALLY BINDING COMMITMENTS WITH ANY THIRD PARTIES TO OBTAIN ANY MATERIAL AMOUNT OF ADDITIONAL EQUITY OR DEBT FINANCING. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO OBTAIN ANY ADDITIONAL FINANCING IN THE AMOUNTS OR AT THE TIMES THAT WE MAY REQUIRE THE FINANCING OR, IF WE DO OBTAIN ANY FINANCING, THAT IT WOULD BE ON ACCEPTABLE TERMS. AS A RESULT, WE CANNOT ASSURE YOU THAT WE WILL HAVE ADEQUATE CAPITAL TO IMPLEMENT FUTURE EXPANSIONS AND ENHANCEMENTS OF OUR WIRELESS TECHNOLOGY, TO MAINTAIN OUR CURRENT LEVELS OF OPERATION OR TO PURSUE STRATEGIC ACQUISITIONS. OUR FAILURE TO OBTAIN SUFFICIENT ADDITIONAL FINANCING COULD RESULT IN THE DELAY OR ABANDONMENT OF SOME OR ALL OF OUR DEVELOPMENT, EXPANSION AND EXPENDITURES, WHICH COULD HAVE AN ADVERSE EFFECT ON US AND ON THE VALUE OF OUR COMMON STOCK.



WE HAVE A NET WORTH DEFICIT AS OF OUR LATEST BALANCE SHEET DATE. THIS DEFICIT INDICATES THAT WE WILL BE UNABLE TO MEET OUR FUTURE OBLIGATIONS UNLESS ADDITIONAL FUNDING SOURCES ARE OBTAINED. TO DATE WE HAVE BEEN ABLE TO OBTAIN FUNDING AND MEET OUR OBLIGATIONS IN A TIMELY MANNER. HOWEVER, IF IN THE FUTURE WE ARE UNSUCCESSFUL IN ATTRACTING NEW SOURCES OF FUNDING THEN WE WILL BE UNABLE TO CONTINUE IN BUSINESS. IN ADDITION, THE REPORT OF OUR AUDITORS INCLUDES A GOING CONCERN QUALIFICATION, WHICH INDICATES AN ABSENCE OF OBVIOUS, OR REASONABLY ASSURED SOURCES OF FUTURE FUNDING THAT WILL BE REQUIRED BY US TO MAINTAIN ONGOING OPERATIONS. TO DATE WE HAVE SUCCESSFULLY FUNDED KAIRE HOLDINGS, INC. BY ATTRACTING ADDITIONAL EQUITY INVESTMENTS AND SMALL ISSUES OF DEBT. WE BELIEVE THAT OUR ONGOING EFFORTS WILL CONTINUE TO SUCCESSFULLY FUND OPERATIONS UNTIL POSITIVE CASH FLOW IS ATTAINED. HOWEVER, THERE IS NO GUARANTEE THAT OUR EFFORTS WILL BE ABLE TO ATTRACT ADDITIONAL NECESSARY EQUITY AND/OR DEBT INVESTORS. IF WE ARE UNABLE TO OBTAIN THIS ADDITIONAL FUNDING, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.


RISKS  RELATING  TO  OUR  STOCK:

THE  LACK  OF  A  MATURE TRADING MARKET FOR OUR COMMON STOCK MAY CAUSE OUR STOCK
--------------------------------------------------------------------------------
PRICE  TO  DECLINE  SIGNIFICANTLY  AND  LIMIT THE LIQUIDITY OF OUR COMMON STOCK.
-------------------------------------------------------------------------------

WE  DO  NOT  MEET  THE  LISTING REQUIREMENTS FOR THE LISTING OR QUOTATION OF OUR
COMMON STOCK ON ANY NATIONAL OR REGIONAL SECURITIES EXCHANGE OR ON NASDAQ. CURRENTLY, OUR COMMON STOCK IS TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD. AS A RESULT, ACCURATE CURRENT QUOTATIONS AS TO THE VALUE OF OUR COMMON STOCK ARE UNAVAILABLE MAKING IT MORE DIFFICULT FOR INVESTORS TO DISPOSE OF OUR COMMON STOCK. THE LACK OF CURRENT QUOTATIONS AND LIQUIDITY CAN CAUSE OUR STOCK PRICE TO DECLINE OR TO TRADE LOWER THAN THE PRICES THAT MIGHT PREVAIL IF OUR SECURITIES WERE LISTED OR QUOTED ON AN EXCHANGE OR ON NASDAQ.

OUR  COMMON  STOCK  IS  SUBJECT  TO  THE  "PENNY STOCK" RULES OF THE SEC AND THE
--------------------------------------------------------------------------------
TRADING  MARKET  IN  OUR  SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR
--------------------------------------------------------------------------------
STOCK  CUMBERSOME  AND  MAY  REDUCE  THE  VALUE  OF  AN INVESTMENT IN OUR STOCK.
--------------------------------------------------------------------------------

SINCE OUR COMMON STOCK IS NOT LISTED OR QUOTED ON ANY EXCHANGE OR ON NASDAQ, AND NO OTHER EXEMPTIONS CURRENTLY APPLY, TRADING IN OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC. THESE RULES REQUIRE, AMONG OTHER THINGS, THAT ANY BROKER ENGAGING IN A TRANSACTION IN OUR SECURITIES PROVIDE ITS CUSTOMERS WITH A RISK DISCLOSURE DOCUMENT, DISCLOSURE OF MARKET QUOTATIONS, IF ANY, DISCLOSURE OF THE COMPENSATION OF THE BROKER AND ITS SALESPERSONS IN THE TRANSACTION, AND MONTHLY ACCOUNT STATEMENTS SHOWING THE MARKET VALUES OF OUR SECURITIES HELD IN THE CUSTOMER'S ACCOUNTS. THE BROKERS MUST PROVIDE BID AND OFFER QUOTATIONS AND COMPENSATION INFORMATION BEFORE MAKING ANY PURCHASE OR SALE OF A PENNY STOCK AND ALSO PROVIDE THIS INFORMATION IN THE CUSTOMER'S CONFIRMATION. GENERALLY, BROKERS MAY BE LESS WILLING TO EXECUTE TRANSACTIONS IN SECURITIES SUBJECT TO THE "PENNY STOCK" RULES. THIS MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO DISPOSE OF OUR COMMON STOCK AND CAUSE A DECLINE IN THE MARKET VALUE OF OUR STOCK.

THERE  ARE  A  LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES, WARRANTS
--------------------------------------------------------------------------------
AND  OPTIONS  THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES
--------------------------------------------------------------------------------
MAY  DEPRESS  THE  MARKET  PRICE  OF  OUR  COMMON  STOCK.
---------------------------------------------------------

AS OF DECEMBER 11, 2001, WE HAD 251,497,472 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING, WITH $978,582 IN NOTES STILL OUTSTANDING THAT ARE CONVERTIBLE INTO SHARES OF COMMON STOCK AT CURRENT MARKET PRICES, AND OUTSTANDING WARRANTS AND OPTIONS TO PURCHASE 15,956,667 SHARES OF COMMON STOCK. IN ADDITION, THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE OUTSTANDING CONVERTIBLE NOTES AND DEBENTURES MAY INCREASE IF THE MARKET PRICE OF OUR STOCK DECLINES. ALL OF THE SHARES, INCLUDING ALL OF THE SHARES ISSUABLE UPON CONVERSION OF THE NOTES AND DEBENTURES AND UPON EXERCISE OF OUR WARRANTS AND OPTIONS, MAY BE SOLD WITHOUT RESTRICTION. THE SALE OF THESE SHARES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK. THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES AND DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS WILL ALSO CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS AND MAY MAKE IT DIFFICULT TO OBTAIN ADDITIONAL CAPITAL.

OUR  STOCK  PRICE  MAY BE VOLATILE DUE TO FACTORS BEYOND OUR CONTROL WHICH COULD
--------------------------------------------------------------------------------
SUBJECT  THE  VALUE  OF  OUR  SHARES  TO  RAPID  DECLINE.
--------------------------------------------------------

THE SECURITIES MARKETS HAVE FROM TIME TO TIME EXPERIENCED SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS THAT CAN BE UNRELATED TO THE OPERATING PERFORMANCE OR FINANCIAL CONDITION OF ANY PARTICULAR COMPANY. THIS IS ESPECIALLY TRUE FOR EMERGING COMPANIES LIKE OURS AND FOR OTHER COMPANIES IN OUR INDUSTRY. FOR INSTANCE, STOCK PRICES CAN BE SIGNIFICANTLY IMPACTED BY ANNOUNCEMENTS OF TECHNOLOGY INNOVATIONS OR NEW PRODUCTS BY OTHER COMPANIES, RELEASE OF REPORTS BY SECURITIES ANALYSTS OR REGULATORY DEVELOPMENTS. ECONOMIC OR OTHER EXTERNAL FACTORS, AS WELL AS QUARTERLY FLUCTUATIONS IN OUR OR IN OUR COMPETITORS' OPERATING RESULTS, ALSO CAN HAVE A SIGNIFICANT IMPACT ON OUR STOCK PRICE. FOR EXAMPLE, DURING 2000, THE CLOSING BID PRICE OF OUR COMMON STOCK QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD RANGED FROM A LOW OF $.0625 PER SHARE TO A HIGH OF $1.00 PER SHARE. WE HAVE EXPERIENCED SIMILAR FLUCTUATIONS IN OTHER PERIODS.

INFORMATION  ABOUT  FORWARD-LOOKING  STATEMENTS:

THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WHICH INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED BECAUSE THE CONTEXT OF THE STATEMENT INCLUDES WORDS SUCH AS "MAY," "WILL," "EXCEPT," "ANTICIPATE," "INTEND," "ESTIMATE," "CONTINUE,"
"BELIEVE," OR OTHER SIMILAR WORDS. SIMILARLY, THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS ABOUT OUR FUTURE. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS ABOUT OUR PLANS, OBJECTIVES, GOALS, STRATEGIES, EXPECTATIONS FOR THE FUTURE, FUTURE PERFORMANCE AND EVENTS, UNDERLYING ASSUMPTIONS FOR ALL OF THE ABOVE, AND OTHER STATEMENTS THAT ARE NOT STATEMENTS OF HISTORICAL FACTS.

THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE OUR ACTUAL RESULTS TO MATERIALLY DIFFER FROM OUR FORWARD-LOOKING STATEMENTS. WE MAKE THESE FORWARD-LOOKING STATEMENTS BASED ON OUR ANALYSIS OF INTERNAL AND EXTERNAL HISTORICAL TRENDS, BUT THERE CAN BE NO ASSURANCE THAT WE WILL ACHIEVE THE RESULTS SET FORTH IN THESE FORWARD-LOOKING STATEMENTS. OUR FORWARD-LOOKING STATEMENTS ARE EXPRESSED IN GOOD FAITH AND WE BELIEVE THAT THERE IS A REASONABLE BASIS FOR US TO MAKE THEM.

IN ADDITION TO OTHER FACTORS DISCUSSED IN THIS PROSPECTUS, THE FOLLOWING ARE IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO MATERIALLY DIFFER FROM OUR FORWARD-LOOKING STATEMENTS:

     .     OUR  ABILITY  TO  RESPOND  TO  CHANGES  IN  THE  MARKETPLACE
     .     COMPETITIVE  FACTORS
     .     THE  AVAILABILITY  OF FINANCING ON TERMS AND CONDITIONS ACCEPTABLE TO
US
     .     THE  AVAILABILITY  OF PERSONNEL WITH THE APPROPRIATE TECHNICAL SKILLS

     WE HAVE NO OBLIGATION TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS.



                        PROCEEDS  FROM  SALE  OF  THE  SHARES

         ALL OF THE SHARES OF COMMON STOCK IN THIS OFFER PROSPECTUS ARE BEING OFFERED BY THE SELLING STOCKHOLDERS. WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF THE SHARES OF COMMON STOCK, AND IF ALL OF THE OPTIONS ARE EXERCISED WE WILL NOT RECEIVE ANY PROCEEDS IN CONNECTION WITH THE EXERCISE OF STOCK OPTIONS RELATING TO SUCH SHARES OF COMMON STOCK.


     SELLING  STOCKHOLDERS

         THE SHARES OFFERED UNDER OUR OFFER PROSPECTUS ARE BEING REGISTERED FOR OFFERS AND SALES BY SELLING STOCKHOLDERS WHO HAVE OR MAY IN THE FUTURE ACQUIRE THEIR SHARES OF OUR COMMON STOCK BY EXERCISING OPTIONS GRANTED TO THEM UNDER OUR AMENDED 2001 EMPLOYEE COMPENSATION PLAN. THE SELLING STOCKHOLDERS NAMED IN THE FOLLOWING TABLE MAY RESELL ALL, A PORTION, OR NONE OF THESE SHARES OF OUR COMMON STOCK. THERE IS NO ASSURANCE THAT ANY OF THE SELLING STOCKHOLDERS WILL SELL ANY OR ALL OF THE SHARES OF OUR COMMON STOCK OFFERED BY THEM.

         PARTICIPANTS UNDER THE AMENDED 2001 EMPLOYEE COMPENSATION PLAN WHO ARE DEEMED TO BE "AFFILIATES" OF THE COMPANY WHO ACQUIRE SHARES OF OUR COMMON STOCK MAY BE ADDED TO THE SELLING STOCKHOLDERS LISTED BELOW FROM TIME TO TIME BY USE OF A PROSPECTUS SUPPLEMENT FILED PURSUANT TO RULE 424(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION CONCERNING THE AFFILIATED SELLING STOCKHOLDERS AS OF THE DATE OF THIS OFFER PROSPECTUS, AND AS ADJUSTED TO REFLECT THE SALE BY THE AFFILIATED SELLING STOCKHOLDERS OF THE SHARES OF OUR COMMON STOCK OFFERED, ASSUMING SALE OF ALL OF THE SHARES OFFERED:


                                               Number  of  Shares
                  Shares  Beneficially         Offered  by  the           Shares  Beneficially

                  owned prior to Offering (1)  Prospectus(2)              Owned After Offering
Name              Number             Percent   Number          Percent(3)  __________________
--------------  ---------------------------  -------------  ---------------------  ----------  ------------------

Steve Westlund    4,833,333           1.9%     4,000,000 (2)    1.5%           ---------

Mark Baum         3,333,333           1.3%     1,333,333 (2)    0.5%           ---------

Owen Naccarato    3,333,333           1.3%     1,333,333 (2)    0.5%           ---------

Michael Wachs                                  2,500,000         1.0%           ---------

Joseph Maleki                                  3,000,000         1.2%           ---------






(1)  A  PERSON  IS  DEEMED  TO BE THE BENEFICIAL OWNER OF SECURITIES THAT CAN BE
ACQUIRED BY SUCH PERSON WITHIN 60 DAYS FROM THE DATE OF THE REGISTRATION STATEMENT UPON THE EXERCISE OF OPTIONS OR WARRANTS. EACH BENEFICIAL OWNER'S PERCENTAGE OWNERSHIP IS DETERMINED BY ASSUMING THAT OPTIONS OR WARRANTS THAT ARE HELD BY SUCH PERSON AND WHICH ARE EXERCISABLE WITHIN 60 DAYS OF THE DATE OF THIS REGISTRATION STATEMENT HAVE BEEN EXERCISED. UNLESS OTHERWISE INDICATED, WE BELIEVE THAT ALL PERSONS NAMED IN THE TABLE HAVE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM.

(2)     REPRESENTS  OPTIONS  TO PURCHASE SHARES OF OUR COMMON STOCK AT $0.05 PER
SHARE,  WHICH  OPTIONS  ARE  CURRENTLY  EXERCISABLE.

(3)     BASED  ON  SHARES  OUTSTANDING  AS  OF DECEMBER 11, 2001, OF 251,497,472
SHARES.





                        HOW  THE  SHARES  MAY  BE  DISTRIBUTED

THE SELLING SHAREHOLDER MAY, FROM TIME TO TIME, SELL ANY OR ALL OF ITS SHARES OF COMMON STOCK ON ANY STOCK EXCHANGE, MARKET, OR TRADING FACILITY ON WHICH THE SHARES ARE TRADED OR IN PRIVATE TRANSACTIONS. THESE SALES MAY BE AT FIXED OR NEGOTIATED PRICES. THERE IS NO ASSURANCE THAT THE SELLING SHAREHOLDER WILL SELL ANY OR ALL OF THE COMMON STOCK IN THIS OFFERING. THE SELLING SHAREHOLDER MAY USE ANY ONE OR MORE OF THE FOLLOWING METHODS WHEN SELLING SHARES:

     .     ORDINARY BROKERAGE TRANSACTIONS AND TRANSACTIONS IN WHICH THE BROKER-
     DEALER  SOLICITS  PURCHASERS.

     .     BLOCK  TRADES  IN  WHICH  THE  BROKER-DEALER WILL ATTEMPT TO SELL THE
     SHARES AS AGENT BUT MAY POSITION AND RESELL A PORTION OF THE BLOCK AS PRINCIPAL TO FACILITATE THE TRANSACTION.

     .     PURCHASES  BY  A BROKER-DEALER AS PRINCIPAL AND RESALE BY THE BROKER-
     DEALER  FOR  ITS  OWN  ACCOUNT.

     .     AN  EXCHANGE  DISTRIBUTION  FOLLOWING  THE  RULES  OF  THE APPLICABLE
     EXCHANGE

     .     PRIVATELY  NEGOTIATED  TRANSACTIONS

     .     SHORT  SALES  OR  SALES  OF SHARES NOT PREVIOUSLY OWNED BY THE SELLER

     .     BROKER-DEALERS  MAY  AGREE  WITH  THE  SELLING  SHAREHOLDER TO SELL A
     SPECIFIED  NUMBER  OF  SUCH  SHARES  AT  A  STIPULATED  PRICE  PER  SHARE

     .     A  COMBINATION  OF  ANY  SUCH METHODS OF SALE ANY OTHER LAWFUL METHOD

THE  SELLING  SHAREHOLDER  MAY  ALSO  ENGAGE  IN:

     .     SHORT  SELLING AGAINST THE BOX, WHICH IS MAKING A SHORT SALE WHEN THE
     SELLER  ALREADY  OWNS  THE  SHARES.

     .     OTHER  TRANSACTIONS  IN  OUR  SECURITIES  OR  IN  DERIVATIVES  OF OUR
     SECURITIES  AND  THE  SUBSEQUENT  SALE  OR  DELIVERY  OF  SHARES  BY  THE
     STOCKHOLDER.

     . PLEDGING SHARES TO THEIR BROKERS UNDER THE MARGIN PROVISIONS OF CUSTOMER AGREEMENTS. IF A SELLING SHAREHOLDER DEFAULTS ON A MARGIN LOAN, THE BROKER MAY, FROM TIME TO TIME, OFFER TO SELL THE PLEDGED SHARES.

BROKER-DEALERS ENGAGED BY THE SELLING SHAREHOLDER MAY ARRANGE FOR OTHER BROKERS-DEALERS TO PARTICIPATE IN SALES. BROKER-DEALERS MAY RECEIVE COMMISSIONS OR DISCOUNTS FROM SELLING SHAREHOLDER IN AMOUNTS TO BE NEGOTIATED. IF ANY
BROKER-DEALER ACTS AS AGENT FOR THE PURCHASER OF SHARES, THE BROKER-DEALER MAY RECEIVE COMMISSION FROM THE PURCHASER IN AMOUNTS TO BE NEGOTIATED. THE SELLING SHAREHOLDER DOES NOT EXPECT THESE COMMISSIONS AND DISCOUNTS TO EXCEED WHAT IS CUSTOMARY IN THE TYPES OF TRANSACTIONS INVOLVED.

THE SELLING SHAREHOLDER AND ANY BROKER-DEALERS OR AGENTS THAT ARE INVOLVED IN SELLING THE SHARES MAY BE CONSIDERED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT FOR SUCH SALES. AN UNDERWRITER IS A PERSON WHO HAS PURCHASED SHARES FROM AN ISSUER WITH A VIEW TOWARDS DISTRIBUTING THE SHARES TO THE PUBLIC. IN SUCH EVENT, ANY COMMISSIONS RECEIVED BY SUCH BROKER-DEALERS OR AGENTS AND ANY PROFIT ON THE RESALE OF THE SHARES PURCHASED BY THEM MAY BE CONSIDERED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE SECURITIES ACT.

BECAUSE THE SELLING SHAREHOLDER IS DEEMED AN "UNDERWRITER" WITHIN THE MEANING OF
SECTION 2(11) OF THE SECURITIES ACT, AND WILL BE SUBJECT TO THE PROSPECTUS DELIVERY REQUIREMENTS:

WE ARE REQUIRED TO PAY ALL FEES AND EXPENSES INCIDENT TO THE REGISTRATION OF THE SHARES IN THIS OFFERING. HOWEVER, WE WILL NOT PAY ANY COMMISSIONS OR ANY OTHER FEES IN CONNECTION WITH THE RESALE OF THE COMMON STOCK IN THIS OFFERING. WE HAVE AGREED TO INDEMNIFY THE SELLING SHAREHOLDER AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND EACH PERSON WHO CONTROLS ANY SELLING SHAREHOLDER, IN CERTAIN CIRCUMSTANCES AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES ARISING UNDER THE SECURITIES ACT. THE SELLING SHAREHOLDER HAS AGREED TO INDEMNIFY US AND OUR DIRECTORS AND OFFICERS IN CERTAIN CIRCUMSTANCES AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES ARISING UNDER THE SECURITIES ACT.

IF THE SELLING SHAREHOLDER NOTIFIES US THAT THEY HAVE A MATERIAL ARRANGEMENT WITH A BROKER-DEALER FOR THE RESALE OF THE COMMON STOCK, THEN WE WOULD BE REQUIRED TO AMEND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, AND FILE A PROSPECTUS SUPPLEMENT TO DESCRIBE THE AGREEMENTS BETWEEN THE SELLING SHAREHOLDER AND THE BROKER-DEALER.



                                  LEGAL  OPINION

     OWEN NACCARATO, ESQ., HAS ADVISED US WITH RESPECT TO THE VALIDITY OF THE SECURITIES OFFERED BY THIS PROSPECTUS.

                                     EXPERTS

     THE FINANCIAL STATEMENTS INCLUDED IN OUR ANNUAL REPORT ON FORM 10-KSB INCORPORATED BY REFERENCE IN THIS OFFER PROSPECTUS HAVE BEEN AUDITED POHL, MCNABOLA, BERG & COMPANY LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, TO THE EXTENT AND FOR THE PERIODS SET FORTH IN THEIR REPORT INCORPORATED HEREIN BY REFERENCE, AND ARE INCORPORATED HEREIN IN RELIANCE UPON SUCH REPORT GIVEN UPON THE AUTHORITY OF SAID FIRM AS EXPERTS IN AUDITING AND ACCOUNTING.

                       WHERE  YOU  CAN  FIND  MORE  INFORMATION

     WE FILE ANNUAL, QUARTERLY AND CURRENT REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY READ AND COPY ANY REPORT OR DOCUMENT WE FILE AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549 AND AT THE SECURITIES AND EXCHANGE COMMISSION'S REGIONAL OFFICES LOCATED AT 233 BROADWAY, NEW YORK, NEW YORK 10279, AND 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. PLEASE CALL THE SEC AT 1-800-SEC-0880 FOR MORE INFORMATION ABOUT THE PUBLIC REFERENCE ROOMS. OUR SECURITIES AND EXCHANGE COMMISSION FILINGS ARE ALSO AVAILABLE FROM THE
SECURITIES  AND  EXCHANGE  COMMISSION'S  WEBSITE  LOCATED AT HTTP://WWW.SEC.GOV.

     QUOTATIONS FOR THE PRICES OF OUR COMMON STOCK APPEAR ON THE OVER-THE-COUNTER BULLETIN BOARD, AND REPORTS, PROXY STATEMENTS AND OTHER INFORMATION ABOUT US CAN ALSO BE INSPECTED AT THE OFFICES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., 1735 K STREET, N.W., WASHINGTON, D.C. 20006.

                INCORPORATION  OF  CERTAIN  INFORMATION  BY  REFERENCE

     THE SECURITIES AND EXCHANGE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" THE INFORMATION WE FILE WITH IT, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO THOSE DOCUMENTS. THE INFORMATION INCORPORATED BY REFERENCE IS CONSIDERED TO BE PART OF THIS OFFER PROSPECTUS, AND LATER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WILL AUTOMATICALLY UPDATE AND SUPERSEDE THIS INFORMATION.

     WE INCORPORATE BY REFERENCE THE FOLLOWING FILINGS AND ANY FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER SECTIONS 13(A), 13(C), 14 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934:


     (A)  THE  COMPANY'S  ANNUAL  REPORT  ON FORM 10-K FOR THE FISCAL YEAR ENDED
DECEMBER  31,  2000  AND  DECEMBER  31.1999;
     (B)  ALL  OTHER  REPORTS  FILED BY THE COMPANY PURSUANT TO SECTION 13(A) OR
SECTION 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), SINCE DECEMBER 31, 2000 THROUGH THE DATE HEREOF;

     (C) THE REGISTRANT'S FORM 8-A FILED ON JULY 6, 1984 PURSUANT TO SECTION 12 OF THE EXCHANGE ACT, IN WHICH THERE IS DESCRIBED THE TERMS, RIGHTS AND PROVISIONS APPLICABLE TO THE REGISTRANT'S OUTSTANDING COMMON STOCK, AND

     (D) ANY DOCUMENT FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO SECTIONS 13(A), 13( C), 14 OR 15(D) OF THE EXCHANGE ACT SUBSEQUENT TO THE DATE HEREOF, BUT PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT TO THIS
REGISTRATION STATEMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK REGISTERED HEREUNDER HAVE BEEN SOLD OR THAT DEREGISTERS ALL SUCH SHARES OF COMMON STOCK THEN REMAINING UNSOLD, SUCH DOCUMENTS BEING DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

     THIS OFFER PROSPECTUS, WHICH IS A PART OF THE REGISTRATION STATEMENT, DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN, OR ANNEXED AS EXHIBITS TO, THE REGISTRATION STATEMENT, AS PERMITTED BY THE SEC'S RULES AND REGULATIONS. FOR FURTHER INFORMATION WITH RESPECT TO US AND THE COMMON STOCK OFFERED UNDER THIS OFFER PROSPECTUS, PLEASE REFER TO THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS, COPIES OF WHICH MAY BE OBTAINED FROM THE LOCATIONS DESCRIBED ABOVE. STATEMENTS CONCERNING ANY DOCUMENT FILED AS AN EXHIBIT ARE NOT NECESSARILY COMPLETE AND, IN EACH INSTANCE, WE REFER YOU TO THE COPY OF THE DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT.

          YOU MAY REQUEST, AT NO COST, A COPY OF ANY OR ALL OF THE INFORMATION INCORPORATED BY REFERENCE BY WRITING OR TELEPHONING US AT: KAIRE HOLDINGS INC.
            1429  SOUTH  ROBERTSON  BLVD.,  LOS  ANGELES,  CALIFORNIA  90035
  (310)  273-5181

     YOU  SHOULD  ONLY  RELY  ON  THE  INFORMATION  INCORPORATED BY REFERENCE OR
PROVIDED IN THIS OFFER PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. OUR COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS OFFER PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.


                    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS


THE CORPORATION SHALL, TO THE FULLEST EXTENT PERMITTED BY SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS THE SAME MAY BE AMENDED AND SUPPLEMENTED, INDEMNIFY ANY AND ALL PERSONS WHOM IT SHALL HAVE THE POWER TO INDEMNIFY UNDER SAID SECTION FROM AND AGAINST ANY AND ALL OF THE EXPENSES, LIABILITIES OR OTHER MATTERS REFERRED TO IN OR COVERED BY SAID SECTION, AND THE INDEMNIFICATION PROVIDED FOR HEREIN SHALL NOT BE DEEMED EXCLUSIVE OF ANY OTHER RIGHTS TO WHICH THOSE INDEMNIFIED MAY BE ENTITLED UNDER ANY BY-LAW, AGREEMENT, VOTE OF THE STOCKHOLDERS OR DISINTERESTED DIRECTORS OR OTHERWISE, BOTH AS TO ACTION IN HIS OFFICIAL CAPACITY AND AS TO ACTION IN ANOTHER CAPACITY WHILE HOLDING SUCH OFFICE, AND SHALL CONTINUE AS TO A PERSON WHO HAS CEASED TO BE A DIRECTOR, OFFICER, EMPLOYEE OR AGENT AND SHALL INURE TO THE BENEFIT OF THE HEIRS, EXECUTORS AND ADMINISTRATORS OF SUCH PERSON.

THE BOARD OF DIRECTORS OF THE COMPANY MAY ALSO AUTHORIZE THE COMPANY TO INDEMNIFY EMPLOYEES OR AGENTS OF THE COMPANY, AND TO ADVANCE THE REASONABLE EXPENSES OF SUCH PERSONS, TO THE SAME EXTENT, FOLLOWING THE SAME DETERMINATIONS AND UPON THE SAME CONDITIONS AS ARE REQUIRED FOR THE INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS OF THE COMPANY. AS OF THE DATE OF THIS REGISTRATION STATEMENT, THE BOARD OF DIRECTORS HAS NOT EXTENDED INDEMNIFICATION RIGHTS TO PERSONS OTHER THAN DIRECTORS AND OFFICERS. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IS THEREFORE UNENFORCEABLE.

                                     PART  II

               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     THE FOLLOWING DOCUMENTS FILED BY KAIRE HOLDINGS, INC. (THE "COMPANY") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ARE INCORPORATED BY REFERENCE HEREIN:

     (A)  THE  COMPANY'S  ANNUAL  REPORT  ON FORM 10-K FOR THE FISCAL YEAR ENDED
DECEMBER  31,  2000  AND  DECEMBER  31,  1999;

     (B)  ALL  OTHER  REPORTS  FILED BY THE COMPANY PURSUANT TO SECTION 13(A) OR
SECTION 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), SINCE DECEMBER 31, 2000 THROUGH THE DATE HEREOF;

     (C) THE REGISTRANT'S FORM 8-A FILED ON JULY 6, 1984 PURSUANT TO SECTION 12 OF THE EXCHANGE ACT, IN WHICH THERE IS DESCRIBED THE TERMS, RIGHTS AND PROVISIONS APPLICABLE TO THE REGISTRANT'S OUTSTANDING COMMON STOCK, AND

     (D) ANY DOCUMENT FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO SECTIONS 13(A), 13( C), 14 OR 15(D) OF THE EXCHANGE ACT SUBSEQUENT TO THE DATE HEREOF, BUT PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT TO THIS
REGISTRATION STATEMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK REGISTERED HEREUNDER HAVE BEEN SOLD OR THAT DEREGISTERS ALL SUCH SHARES OF COMMON STOCK THEN REMAINING UNSOLD, SUCH DOCUMENTS BEING DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM  4.  DESCRIPTION  OF  SECURITIES

     NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     NOT  APPLICABLE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE PROVIDES, IN GENERAL, THAT A CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, SUCH AS THE REGISTRANT, MAY INDEMNIFY ANY PERSON WHO WAS OR IS A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING (OTHER THAN A DERIVATIVE ACTION BY OR IN THE RIGHT OF THE CORPORATION) BY REASON OF THE FACT THAT SUCH PERSON IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, OR IS OR WAS SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER ENTERPRISE, AGAINST EXPENSES (INCLUDING ATTORNEY'S FEES), JUDGMENTS, FINES AND AMOUNTS PAID IN SETTLEMENT ACTUALLY AND REASONABLY INCURRED BY SUCH PERSON IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IF SUCH PERSON ACTED IN GOOD FAITH AND IN A MANNER SUCH PERSON REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION, AND, WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, HAD NO REASONABLE CAUSE TO BELIEVE SUCH PERSON'S CONDUCT WAS UNLAWFUL. IN THE CASE OF A DERIVATIVE ACTION, A DELAWARE CORPORATION MAY INDEMNIFY ANY SUCH PERSON AGAINST EXPENSES (INCLUDING ATTORNEYS' FEES) ACTUALLY AND REASONABLY INCURRED BY SUCH PERSON IN CONNECTION WITH THE DEFENSE OR SETTLEMENT OF SUCH ACTION OR SUIT IF SUCH PERSON ACTED IN GOOD FAITH AND IN A MANNER SUCH PERSON REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION, EXCEPT THAT NO INDEMNIFICATION SHALL BE MADE IN RESPECT OF ANY CLAIM, ISSUE OR MATTER AS TO WHICH SUCH PERSON SHALL HAVE BEEN ADJUDGED TO BE LIABLE TO THE CORPORATION UNLESS AND ONLY TO THE EXTENT THAT THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR ANY OTHER COURT IN WHICH SUCH ACTION WAS BROUGHT DETERMINES SUCH PERSON IS FAIRLY AND REASONABLE ENTITLED TO INDEMNITY FOR SUCH EXPENSES.

     OUR CERTIFICATE OF INCORPORATION PROVIDES THAT DIRECTORS SHALL NOT BE PERSONALLY LIABLE FOR MONETARY DAMAGES TO OUR COMPANY OR OUR STOCKHOLDERS FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR, EXCEPT FOR LIABILITY RESULTING FROM A
BREACH OF THE DIRECTOR'S DUTY OF LOYALTY TO OUR COMPANY OR OUR STOCKHOLDERS, INTENTIONAL MISCONDUCT OR WILLFUL VIOLATION OF LAW, ACTIONS OR INACTIONS NOT IN GOOD FAITH, AN UNLAWFUL STOCK PURCHASE OR PAYMENT OF A DIVIDEND UNDER DELAWARE LAW, OR TRANSACTIONS FROM WHICH THE DIRECTOR DERIVES IMPROPER PERSONAL BENEFIT. SUCH LIMITATION OF LIABILITY DOES NOT AFFECT THE AVAILABILITY OF EQUITABLE
REMEDIES  SUCH  AS  INJUNCTIVE   RELIEF  OR  RESCISSION.   OUR  CERTIFICATE  OF
INCORPORATION ALSO AUTHORIZES US TO INDEMNIFY OUR OFFICERS, DIRECTORS AND OTHER AGENTS TO THE FULLEST EXTENT PERMITTED UNDER DELAWARE LAW. OUR BYLAWS PROVIDE THAT THE REGISTRANT SHALL INDEMNIFY OUR OFFICERS, DIRECTORS AND EMPLOYEES. THE RIGHTS TO INDEMNITY THEREUNDER CONTINUE AS TO A PERSON WHO HAS CEASED TO BE A DIRECTOR, OFFICER, EMPLOYEE OR AGENT AND SHALL INURE TO THE BENEFIT OF THE HEIRS, EXECUTORS, AND ADMINISTRATORS OF THE PERSON. IN ADDITION, EXPENSES INCURRED BY A DIRECTOR OR OFFICER IN DEFENDING ANY ACTION, SUIT OR PROCEEDING BY REASON OF THE FACT THAT HE OR SHE IS OR WAS A DIRECTOR OR OFFICER OF OUR COMPANY SHALL BE PAID BY THE REGISTRANT UNLESS SUCH OFFICER, DIRECTOR OR EMPLOYEE IS ADJUDGED LIABLE FOR NEGLIGENCE OR MISCONDUCT IN THE PERFORMANCE OF HIS OR HER DUTIES.

     THIS MEANS THAT OUR CERTIFICATE OF INCORPORATION PROVIDES THAT A DIRECTOR IS NOT PERSONALLY LIABLE FOR MONETARY DAMAGES TO US OR OUR STOCKHOLDERS FOR BREACH OF HIS OR HER FIDUCIARY DUTIES AS A DIRECTOR. A DIRECTOR WILL BE HELD LIABLE FOR A BREACH OF HIS OR HER DUTY OF LOYALTY TO US OR OUR STOCKHOLDERS, HIS OR HER INTENTIONAL MISCONDUCT OR WILLFUL VIOLATION OF LAW, ACTIONS OR IN ACTIONS NOT IN GOOD FAITH, AN UNLAWFUL STOCK PURCHASE OR PAYMENT OF A DIVIDEND UNDER DELAWARE LAW, OR TRANSACTIONS FROM WHICH THE DIRECTOR DERIVES AN IMPROPER PERSONAL BENEFIT. THIS LIMITATION OF LIABILITY DOES NOT AFFECT THE AVAILABILITY OF EQUITABLE REMEDIES AGAINST THE DIRECTOR INCLUDING INJUNCTIVE RELIEF OR RESCISSION. OUR CERTIFICATE OF INCORPORATION AUTHORIZES US TO INDEMNIFY OUR OFFICERS, DIRECTORS AND OTHER AGENT TO THE FULLEST EXTENT PERMITTED UNDER DELAWARE LAW.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NOT  APPLICABLE.

ITEM  8.     EXHIBITS

     THE  EXHIBITS  TO  THIS  REGISTRATION  STATEMENT ARE LISTED IN THE INDEX TO
EXHIBITS  ON  PAGE  __.

ITEM  9.  UNDERTAKINGS

(A)     THE  UNDERSIGNED  REGISTRANT  HEREBY  UNDERTAKES::

     (1) TO FILE DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

          (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT 1933:

     (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THIS REGISTRATION
STATEMENT:

          (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THIS REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THIS REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT PARAGRAPH (1)(I) AND (1)(II) DO NOT APPLY IF THE INFORMATION REQUIRED TO BE INCLUDED IN A POST-EFFECTIVE AMENDMENT BY THOSE PARAGRAPH IS CONTAINED IN PERIODIC REPORTS FILED BY THE COMPANY PURSUANT TO SECTION 13 OR
SECTION 15 (D) OF THE EXCHANGE ACT THAT ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT.

     (2) THAT FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENTS SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (3) TO REMOVE FROM REGISTRATION BY MEAN OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED HEREUNDER THAT REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

(B) THE UNDERSIGNED COMPANY HEREBY UNDERTAKES THAT FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE COMPANY'S ANNUAL REPORT PURSUANT TO SECTION 13 (A) OR SECTION 15 (D) OF THE SECURITIES AND EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934) THAT IS INCORPORATED BY REFERENCE IN THE
REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

(C) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE ABOVE-DESCRIBED PROVISIONS OR OTHERWISE, THE COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN LOS ANGELES, STATE OF CALIFORNIA ON DECEMBER 17, 2001.

     KAIRE  HOLDINGS,  INC.



     BY   /S/  STEVE  WESTLUND
     STEVE  WESTLUND,  PRESIDENT  &  CHIEF  EXECUTIVE  OFFICER

                                POWER  OF  ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEVE WESTLUND, OWEN NACCARATO AND ASHER GOTTESMAN, EACH OF THEM ACTING INDIVIDUALLY AS HIS ATTORNEY-IN-FACT, EACH WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM IN ANY AND ALL
CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH AS FULLY TO AL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.






Signature            Title                               Date
-------------------  ----------------------------------  ---------------------------

/s/Steve Westlund    Chairman of the Board of Directors  December 17, 2001
-------------------
Steve Westlund                                           and Chief Executive Officer

/s/ Owen Naccarato   CFO and Director                    December 17, 2001
-------------------
Owen Naccarato

/s/ Asher Gottesman  CFO and Director                    December 17, 2001
-------------------
Asher Gottesman

















                                INDEX  TO  EXHIBITS



EXHIBIT          SEQUENTIALLY
NO.     DESCRIPTION     NUMBERED  PAGES
---     -----------     ---------------


     5.1 OPINION OF COUNSEL, REGARDING THE LEGALITY OF THE SECURITIES REGISTERED HEREUNDER.

     23.1     CONSENT  OF  POHL,  MCNABOLA,  BERG  &  COMPANY  LLP.

23.2         CONSENT  OF  COUNSEL  (INCLUDED  AS  PART  OF  EXHIBIT  5.1)

24          POWER  OF  ATTORNEY  (CONTAINED  WITHIN  SIGNATURE  PAGE)

                                   EXHIBIT  5.1

                                OWEN  M.  NACCARATO
                                 ATTORNEY  AT  LAW
                           19600  FAIRCHILD,  SUITE  260
                                IRVINE,  CA  91612
                   OFFICE:  (949)  851-9261  FAX:  (949)  851-9262


DECEMBER  17,  2001

KAIRE  HOLDINGS,  INC.

RE:     OPINION  OF  COUNSEL  -  REGISTRATION  STATEMENT  ON  FORM  S-8

GENTLEMAN:

     I HAVE ACTED AS COUNSEL FOR KAIRE HOLDINGS, INC. (THE "COMPANY"), IN CONNECTION WITH THE PREPARATION AND FILING OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, (THE "REGISTRATION STATEMENT"), RELATING TO 12,166,666 SHARES OF THE COMPANY'S COMMON STOCK, $.001 PAR VALUE, (THE "COMMON STOCK"), ISSUABLE PURSUANT TO THE AMENDED 2001 EMPLOYEE COMPENSATION PLAN.

     I HAVE EXAMINED THE CERTIFICATE OF INCORPORATION, AS AMENDED, AND THE BY-LAWS OF THE COMPANY AND ALL AMENDMENTS THERETO, THE REGISTRATION STATEMENT AND ORIGINALS, OR COPIES CERTIFIED TO MY SATISFACTION, OF SUCH RECORDS AND MEETINGS, WRITTEN ACTIONS IN LIEU OF MEETINGS, OR RESOLUTIONS ADOPTED AT
MEETINGS, OF THE DIRECTORS OF THE COMPANY, AND SUCH OTHER DOCUMENTS AND INSTRUMENTS AS IN MY JUDGEMENT ARE NECESSARY OR APPROPRIATE TO ENABLE ME TO RENDER THE OPINIONS EXPRESSED BELOW.

     BASED ON THE FOREGOING EXAMINATION, I AM OF THE OPINION THAT THE SHARES OF COMMON STOCK ISSUABLE WITH THE PLAN ARE DULY AUTHORIZED AND, WHEN ISSUED IN ACCORDANCE WITH THE PLAN, WILL BE VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE.

     FURTHER, I CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT.

     VERY  TRULY  YOURS,


          /S/  OWEN  NACCARATO
          --------------------
     OWEN  NACCARATO,  ESQ.
















                                  EXHIBIT  23.1



                    CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
                    -----------------------------------------



        WE CONSENT TO THE INCLUSION IN THIS REGISTRATION STATEMENT ON FORM S-8, DATED MAY 25, 2001, THE REFERENCE TO OUR REPORT DATED MARCH 27, 2001 WITH
RESPECT TO THE FINANCIAL STATEMENTS OF KAIRE HOLDINGS INCORPORATED, FOR THE YEAR
                            ENDED  DECEMBER  31,  2000.


/S/  POHL,  MCNABOLA,  BERG  &  COMPANY  LLP
--------------------------------------------
POHL,  MCNABOLA,  BERG  &  COMPANY  LLP
DECEMBER  17,  2001
SAN  FRANCISCO,  CALIFORNIA